UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
(Amendment No.)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 20, 2020 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado (Address of principal executive offices)		80538 (Zip Code)

Registrant's telephone number, including area code		(970) 493-7272

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	HSKA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 24, 2020, Heska Corporation, a Delaware corporation (the “Company”), announced that Mr. Stephen Davis has joined the Company’s Board of Directors (the “Board”) effective August 20, 2020, after the Company approved the increase in the size of the Board to seven directors, all in accordance with the Company’s amended and restated bylaws (the “Bylaws”). A copy of the press release announcing Mr. Davis’s appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein. Mr. Davis will serve with his initial term expiring at the Company’s 2021 annual meeting of stockholders and until his successor is duly elected and shall qualify, or until his earlier resignation or removal.

There are no arrangements or understandings between Mr. Davis and any other person in connection with his appointment to the Board, and there are and have been no transactions between the Company and Mr. Davis that would require disclosure under Item 404(a) of Regulation S-K. Mr. Davis’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors. Mr. Davis has not been named to any committees of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 24, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: August 24, 2020	By: /s/ Christopher Sveen Christopher Sveen Executive Vice President, Chief Administrative Officer and General Counsel